Exhibit 10.2
EXECUTION VERSION

AMENDMENT NO. 12
(Ares Capital JB Funding LLC)

THIS AMENDMENT NO. 12, dated as of July 25, 2025 (this “Amendment”), is entered into by and among Ares Capital JB Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Ares Capital Corporation, as the servicer (together with its successors and assigns in such capacity, the “Servicer”) and as the transferor (together with its successors and assigns in such capacity, the “Transferor”), Sumitomo Mitsui Banking Corporation (“SMBC”), as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as a lender (together with its successors and assigns in such capacity, a “Lender”), Citizens Bank, N.A. (“Citizens Bank”), as a lender (together with its successors and assigns in such capacity, a “Lender”) and Sumitomo Mitsui Trust Bank, Limited, New York Branch (“SuMi Trust”), as a lender (together with its successors and assigns in such capacity, a “Lender” and, together with SMBC and Citizens Bank, the “Lenders”), SMBC, as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Loan and Servicing Agreement (as defined below).

R E C I T A L S

WHEREAS, the above-named parties have entered into the Loan and Servicing Agreement dated as of January 20, 2012 (such agreement as amended on September 14, 2012 by Omnibus Amendment No. 1, as amended on December 20, 2013 by Omnibus Amendment No. 2, as amended on June 30, 2015 by Omnibus Amendment No. 3, as amended by Omnibus Amendment No. 4 on August 24, 2017, as amended by Omnibus Amendment No. 5 on September 12, 2018, as amended by Omnibus Amendment No. 6 on September 10, 2019, as amended by Omnibus Amendment No. 7 on December 31, 2019, as amended by Amendment No. 8 on May 28, 2021, as amended by Amendment No. 9 on April 28, 2023, as amended by Amendment No. 10 on March 28, 2024, as amended by Amendment No. 11 on December 6, 2024, and as may be further amended, modified, supplemented or restated from time to time, the “Loan and Servicing Agreement”);

WHEREAS, pursuant to and in accordance with Section 11.01 of the Loan and Servicing Agreement, the parties hereto desire to amend the Loan and Servicing Agreement in certain respects as provided herein;

WHEREAS, all required consents and approvals of the parties hereto to the execution, delivery and performance of this Amendment have been obtained;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS.

(a) The Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the
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bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Exhibit A hereto.

SECTION 2. LOAN AND SERVICING AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Loan and Servicing Agreement are hereby ratified and shall remain in full force and effect. After this Amendment becomes effective, all references to the Loan and Servicing Agreement and corresponding references thereto or therein such as “hereof,” “herein,” or words of similar effect referring to the Loan and Servicing Agreement shall be deemed to mean the Loan and Servicing Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Servicing Agreement other than as expressly set forth herein, and shall not constitute a novation of the Loan and Servicing Agreement.

SECTION 3. REPRESENTATIONS.

Each of the Borrower, the Transferor and the Servicer, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii) the execution, delivery and performance by it of this Amendment and the Loan and Servicing Agreement, as amended hereby, are within its powers, have been duly authorized, and do not contravene (A) its corporate charter/certificate of incorporation, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Loan and Servicing Agreement, as amended hereby, by or against it;

(iv) this Amendment has been duly executed and delivered by it;

(v) each of this Amendment and the Loan and Servicing Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(vi) no Unmatured Event of Default, Event of Default or Servicer Termination Event has occurred and is continuing and the execution of this Amendment by the parties hereto will not result in the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event.

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SECTION 4. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon: (i) payment of the outstanding fees and disbursements of the Lenders; (ii) delivery of executed signature pages by all parties hereto to the Administrative Agent; (iii) delivery of opinions of counsel for the Borrower, the Servicer and the Transferor to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, with respect to such matters as the Administrative Agent may reasonably request; and (iv) payment by Borrower of all legal fees and expenses of counsel to Administrative Agent relating to this Amendment and the related documents.

SECTION 5. [RESERVED]

SECTION 6. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Loan and Servicing Agreement.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment and the Loan and Servicing Agreement contain the final and complete integration of all prior expressions by the parties hereto only with respect to the matters expressly set forth herein and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. There are no unwritten oral agreements among the parties with respect to the matters set forth herein.

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(g) The provisions of Sections 11.08 and 11.09 of the Loan and Servicing Agreement are each incorporated by reference herein mutatis mutandis.

(h) The Administrative Agent and the Lenders hereby authorize, direct and consent to the execution of this Amendment by the Collateral Agent, the Collateral Custodian and the Bank.

(i) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:		ARES CAPITAL JB FUNDING LLC,
as the Borrower

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Chief Financial Officer and Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE SERVICER:		ARES CAPITAL CORPORATION,
as the Servicer

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Chief Financial Officer and Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE TRANSFEROR:		ARES CAPITAL CORPORATION,
as the Transferor

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Chief Financial Officer and Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE ADMINISTRATIVE AGENT:	SUMITOMO MITSUI BANKING CORPORATION, as the Administrative Agent

	By:	/s/ Jason Hare
	Name:	Jason Hare
	Title:	Managing Director

LENDER:	SUMITOMO MITSUI BANKING CORPORATION, as a Lender

	By:	/s/ Jason Hare
	Name:	Jason Hare
	Title:	Managing Director

THE COLLATERAL AGENT:	SUMITOMO MITSUI BANKING CORPORATION, not in its individual capacity but solely as the Collateral Agent

	By:	/s/ Jason Hare
	Name:	Jason Hare
	Title:	Managing Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:	CITIZENS BANK, N.A., as a Lender

	By:	/s/ Kevin Kelly
	Name:	Kevin Kelly
	Title:	Managing Director

LENDER:	SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH, as a Lender

	By:	/s/ Tomomi Hayashi
	Name:	Tomomi Hayashi
	Title:	Head of Department

Exhibit A

CHANGED PAGES TO THE LOAN AND SERVICING AGREEMENT

(See attached)

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EXECUTION VERSION
Conformed through Amendment No. ~~11~~12

Up to U.S. $~~1,000,000,000~~1,300,000,000

LOAN AND SERVICING AGREEMENT

Dated as of January 20, 2012

By and Among

ARES CAPITAL JB FUNDING LLC,
as the Borrower

and

ARES CAPITAL CORPORATION,
as the Servicer and as the Transferor

and

SUMITOMO MITSUI BANKING CORPORATION,
as the Administrative Agent and as the Collateral Agent

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

U.S. BANK NATIONAL ASSOCIATION,
as the Collateral Custodian and as the Bank

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TABLE OF CONTENTS

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LIST OF SCHEDULES AND EXHIBITS
ANNEXES

ANNEX A	Commitments

SCHEDULES

SCHEDULE I	Conditions Precedent Documents
SCHEDULE II	Prior Names, Tradenames, Fictitious Names and “Doing Business As” Names
SCHEDULE III	Eligibility Criteria
SCHEDULE IV	Agreed-Upon Procedures For Independent Public Accountants
SCHEDULE V	Loan Asset Schedule
SCHEDULE VI	Advance Funding Account – Wire Instructions
SCHEDULE VII	GICS Industry Classifications

EXHIBITS

EXHIBIT A	Form of Approval Notice
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Disbursement Request
EXHIBIT D	Form of Joinder Supplement
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT G	Form of Notice of Reduction (Reduction of Maximum Facility Amount)
EXHIBIT H	Form of Variable Funding Note
EXHIBIT I	Form of Notice and Request for Consent
EXHIBIT J	Form of Servicing Report
EXHIBIT K	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT L	Form of Release of Required Loan Documents
EXHIBIT M	Form of Assignment and Acceptance
EXHIBIT N	Form of Power of Attorney for Servicer
EXHIBIT O	Form of Power of Attorney for Borrower
EXHIBIT P	Form of Servicer’s Certificate (Loan Asset Register)
EXHIBIT Q	Form of Conversion Notice

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This LOAN AND SERVICING AGREEMENT is made as of January 20, 2012, by and among:
(1)ARES CAPITAL JB FUNDING LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);
(2)ARES CAPITAL CORPORATION, a Maryland corporation, as the Servicer (as defined herein) and as the Transferor (as defined herein);
(3)SUMITOMO MITSUI BANKING CORPORATION, a Japanese banking corporation, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”);
(4)THE LENDERS FROM TIME TO TIME PARTY HERETO (individually or collectively, as the context may require, “Lender”); and
(5) U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as the Bank (as defined herein) and as the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).
PRELIMINARY STATEMENTS
WHEREAS, the Lender has agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances from time to time in an aggregate principal amount not to exceed the Borrowing Base;
WHEREAS, the proceeds of the Advances will be used (a) to finance the Borrower’s purchase, on a “true sale” basis, of Eligible Loan Assets from the Transferor pursuant to the Purchase and Sale Agreement, with such Eligible Loan Assets to be approved by the Administrative Agent, (b) to fund the Unfunded Exposure Account and (c) to distribute such proceeds to the Borrower’s parent.
NOW THEREFORE, based upon the foregoing Preliminary Statements, the parties agree as follows:
ARTICLE I.
DEFINITIONS
SECTION 1.01 Certain Defined Terms.
(a)Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.
(b)As used in this Agreement and the exhibits and schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the

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applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage” means the following for each Eligible Loan Asset:

(a)which is a First Lien Loan Asset, 65%;

(b)which is a First Lien Last Out Loan Asset, 55%; and

(c)which is a Second Lien Loan Asset, 35%;

“Applicable Spread” means as of any date of determination, (a) with respect to any rate based on the Benchmark or One Day Advance Benchmark, ~~2.00~~1.80% per annum and (b) with respect to any rate based on the Base Rate, ~~1.00~~0.80% per annum; provided that, at any time after the occurrence of an Event of Default, the Applicable Spread shall be ~~4.00~~3.80% per annum.

“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval by the Administrative Agent, in its sole discretion, of the conveyance of such Eligible Loan Asset by the Transferor to the Borrower pursuant to the terms of the Purchase and Sale Agreement and the Loan Assignment by which the Transferor effects such conveyance.

“Approved Valuation Firm” shall mean (a) each of (i) Houlihan Lokey Howard & Zukin, (ii) Lincoln International LLC (f/k/a Lincoln Partners LLC), (iii) Duff & Phelps Corp. and (iv) Valuation Research Corporation, and (b) any other nationally recognized valuation firm approved by each of the Borrower and the Administrative Agent in their sole reasonable discretion.

“Ares” means Ares Capital Corporation.

“Ares Competitor” has the meaning set forth in each Lender Fee Letter.

“Assigned Documents” has the meaning assigned to that term in Section 2.12.

“Assigned Value” means, with respect to each Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Loan Asset, the lesser of (i) par, (ii) the purchase price (excluding any original issue discount); provided that any Loan Asset acquired with an original issue discount of 3% or less of par shall be deemed to be acquired at par and (iii) the value assigned by the Administrative Agent in its sole discretion as of the Cut-Off Date of such Loan Asset; provided that:

(a)If a Value Adjustment Event of the type described in clauses (a) or (c) of the definition thereof with respect to such Loan Asset occurs, the Assigned Value of such Loan Asset will be modified to zero.

(b)If a Value Adjustment Event of the type described in clauses (b), (d), (e), (f) or (g) of the definition thereof with respect to such Loan Asset occurs, the “Assigned Value”

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delivered on the initial Advance Date) or acquired by the Borrower after the initial Advance Date pursuant to the delivery of the Loan Assignment and listed on Schedule I to such Loan Assignment.

“Loan Asset Checklist” means an electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Custodian, for each Loan Asset, of all Required Loan Documents to be included within the respective Loan Asset File, which shall specify whether such document is an original or a copy.

“Loan Asset File” means, with respect to each Loan Asset, a file containing (a) each of the documents and items as set forth on the Loan Asset Checklist with respect to such Loan Asset and (b) duly executed originals (to the extent required by the Servicing Standard) and copies of any other Records relating to such Loan Assets and Portfolio Assets pertaining thereto.

“Loan Asset Register” has the meaning assigned to that term in Section 5.03(l).

“Loan Asset Schedule” means the schedule of Loan Agreements evidencing Loan Assets delivered by the Borrower to the Collateral Custodian and the Administrative Agent. Each such schedule shall set forth, as to any Eligible Loan Asset to be transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement, the applicable information specified on Schedule V, which shall also be provided to the Collateral Custodian in electronic format acceptable to the Collateral Custodian.

“Loan Assignment” has the meaning set forth in the Purchase and Sale Agreement.

“Loan-to-Value Ratio” means with respect to a Loan Asset, the percentage equivalent of a fraction, (i) the numerator of which is equal to the commitment amount as provided in the applicable Loan Agreements of such Loan Asset plus the commitment amount of any other senior or pari passu Indebtedness of the related Obligor (including, in the case of Revolving Loan Asset and Delayed Draw Loan Asset, without duplication, the maximum availability thereof) and (ii) the denominator of which is equal to the enterprise value of the Obligor that issued such Loan Asset (as determined by the Servicer in accordance with the Servicing Standard unless the Administrative Agent in its reasonable discretion disagrees with such determination, in which case the Administrative Agent shall determine the enterprise value of such Obligor). In the event the Borrower disagrees with the Administrative Agent’s determination of the enterprise value of such Obligor, the Borrower may (at its expense) retain an Approved Valuation Firm to value such Obligor, and if the value determined by such firm is greater than the Administrative Agent’s determination of the enterprise value of such Obligor, such firm’s valuation shall become the enterprise value of such Obligor; provided that the enterprise value of such Obligor shall be the value assigned by the Administrative Agent until such firm has determined its value.

“Make-Whole Premium” means an amount, payable solely to the Lenders becoming party to this Agreement after the ~~Tenth~~Twelfth Amendment Effective Date, equal to, to the extent the Make-Whole Premium is required to be paid pursuant to this Agreement, (i) on and after the ~~Tenth~~Twelfth Amendment Effective Date but prior to the first anniversary of the

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~~Tenth~~Twelfth Amendment Effective Date, 0.75% of such Lender’s pro rata portion of the amount of the Maximum Facility Amount that is reduced, (ii) on and after the first anniversary of the ~~Tenth~~Twelfth Amendment Effective Date but prior to the second anniversary of the ~~Tenth~~Twelfth Amendment Effective Date, 0.50% of such Lender’s pro rata portion of the amount of the Maximum Facility Amount that is reduced and (iii) on and after the second anniversary of the ~~Tenth~~Twelfth Amendment Effective Date, 0%.

“Management Agreement” means the Investment Advisory and Management Agreement, dated as of September 30, 2004 (amended as of June 1, 2006), by and between Ares Capital Corporation and Ares Capital Management LLC, as further amended, restated supplemented, modified, waived and/or replaced from time to time.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Bank, the Administrative Agent, the Lender or the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower and the Servicer, to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s, the Administrative Agent’s or the other Secured Parties’ Lien on the Collateral Portfolio.

“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset executed or effected on or after the Cut-Off Date for such Loan Asset which:

(a) reduces or forgives any or all of the principal amount due under such Loan Asset;

(b) delays or extends the maturity date or any principal payment date for such Loan Asset (i) by more than six (6) months (or, along with all prior such amendments, waivers, modifications or supplements effected within a twelve (12) month period prior thereto, to the extent on or after the Cut-Off Date, causes the maturity date or principal payment date of such Loan Asset to be delayed or extended more than six (6) months in the aggregate) or (ii) beyond the Stated Maturity Date (provided that this clause (b)(ii) shall not apply to any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset the maturity date of which was subsequent to the Stated Maturity Date as of the Cut-Off Date for such Loan Asset);

(c) waives one or more Interest payments, permits any Interest due in cash to be deferred or capitalized and added to the principal amount of such Loan Asset (other than any

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deferral or capitalization already allowed by the terms of the Loan Agreement of any PIK Loan Asset), or reduces the spread or coupon with respect to such Loan Asset by more than 2.00% (provided that, for the avoidance of doubt, this clause (c) shall apply to any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset which results in the reduction in spread or coupon, along with all prior reductions effected within a twelve (12) month period prior thereto, to the extent on or after the Cut-Off Date for such Loan Asset, exceeding 2.00% in the aggregate);

(d) (i) in the case of a First Lien Loan Asset, contractually or structurally subordinates such Loan Asset, or the Lien of such Loan Asset, by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary) on any of the Underlying Collateral securing such Loan Asset or (ii) in the case of a First Lien Last Out Loan Asset or a Second Lien Loan Asset, contractually or structurally subordinates such Loan Asset to any obligation (other than any first lien loan which existed at the Cut-Off Date for such Loan Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary) on any of the Underlying Collateral securing such Loan Asset;

(e) substitutes, alters or releases a material portion of the Underlying Collateral securing such Loan Asset and such substitution, alteration or release, as determined in the sole reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Loan Asset; or

(f) amends, waives, forbears, supplements or otherwise modifies (a) the meaning of “Net Senior Leverage Ratio,” “Net Total Leverage Ratio,” “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable definitions in the Loan Agreement for such Loan Asset or (b) any term or provision of such Loan Agreement referenced in or utilized in the calculation of any financial covenant, including, the “Net Senior Leverage Ratio,” “Net Total Leverage Ratio,” “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable definitions for such Loan Asset, in either case, in a manner that, in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Loan Asset.

“Maximum Facility Amount” means (i) initially $400,000,000 and (ii) on and after the ~~Seventh~~Twelfth Amendment Effective Date, the lesser of (x) the Aggregate Commitments and (y) $~~1,000,000,000~~1,300,000,000, as each such amount may be reduced from time to time pursuant to Section 2.18(b); provided that at any time after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which, in the case of the Borrower, the Borrower or any ERISA Affiliate

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“Recoveries” means, as of the time any Underlying Collateral with respect to any Loan Asset subject to a payment default, or other default, by the related Obligor is sold, discarded or abandoned (after a determination by the Servicer that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.
“Register” has the meaning assigned to that term in Section 2.14.

“Reinvestment Period” means the date commencing on the Closing Date and ending on the earliest to occur of (a) ~~December 6~~July 25, ~~2027~~2028 (or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lender pursuant to Section 2.19(b)), (b) the occurrence of an Event of Default (past any applicable notice or cure period provided in the definition thereof) and (c) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b); provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next succeeding Business Day.

“Release Date” has the meaning assigned to that term in Section 2.07(e).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the calculation of Net Senior Leverage Ratio, Net Total Leverage Ratio or Interest Coverage Ratio, as applicable, for such Loan Asset in the Required Loan Documents or, if no such period is provided for therein, for obligors delivering monthly financing statements, each period of the last 12 consecutive reported calendar months, and for obligors delivering quarterly financing statements, each period of the last four consecutive reported fiscal quarters of the principal obligor on such Loan Asset; provided that with respect to any Loan Asset for which the relevant test period is not provided for in the Required Loan Documents, if an obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such obligor.

“Remittance Period” means, (a) as to the Initial Payment Date, the period beginning on January 20, 2012 and ending on, and including, the Determination Date immediately preceding such Payment Date and (b) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on,

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that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity Date” means ~~December 6~~July 25, ~~2029~~2030 (or, if such day is not a Business Day, the next succeeding Business Day) or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lender pursuant to Section 2.19(a).

“Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligation, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement, as contemplated by Section 2.07(a) or Section 2.07(e)(ii).

“Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Tenth Amendment Effective Date” means March 28, 2024.

“Term Loan Asset” means a Loan Asset that is a term loan that has been fully funded, does not contain any unfunded commitment on the part of the Borrower arising from an extension of credit by the Borrower to an Obligor and cannot be re-drawn upon (to the extent previously repaid by the Obligor).

“Term SOFR” means:

(a) for any calculation with respect to a SOFR Advance, (I) the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, in each

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“Transferor” means Ares, in its capacity as the transferor hereunder and as the seller under the Purchase and Sale Agreement, together with its successors and assigns in such capacity.

“Twelfth Amendment Effective Date” means July 25, 2025.

“U.S. Bank” has the meaning assigned to that term in the preamble hereto.

“U.S. Bank Fee Letter” means the U.S. Bank Fee Letter, dated as of the Closing Date, by and between the Borrower and U.S. Bank, as such letter may be amended, restated, supplemented, modified, waived and/or replaced from time to time.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided that each Business Day shall also be a U.S. Government Securities Business Day when used in connection with any notice given or determination made in respect of Term SOFR.

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Underlying Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, without limitation, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets.

“Unfunded Exposure Account” means an account (account number 156948-702 at the Bank) in the name of the Borrower and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account.

“Unfunded Exposure Amount” means, as of any date of determination, an amount equal to the aggregate amount of all Exposure Amounts.

“Unfunded Exposure Equity Amount” means, as of any date of determination, with respect to any Revolving Loan Asset or Delayed Draw Loan Asset, an amount equal to (a) the Exposure Amount for such Revolving Loan Asset or Delayed Draw Loan Asset multiplied by (b) the difference of (i) 100% minus (ii) the product of (x) the Applicable Percentage for such Revolving Loan Asset or Delayed Draw Loan Asset and (y) the Assigned Value of such Revolving Loan Asset or Delayed Draw Loan Asset.

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such date, and the Administrative Agent or its respective Affiliates hold at least 51% of the aggregate commitments of such replacement or other financing).

(d) The Borrower hereby acknowledges and agrees that the Make-Whole Premium constitutes additional consideration for the Lender to enter into this Agreement.

SECTION 2.19 Extension of Stated Maturity Date and Reinvestment Period.

(a) The Borrower may, at any time after the first anniversary of the ~~Tenth~~Twelfth Amendment Effective Date, make a request to the Administrative Agent to extend the date set forth in the definition of “Stated Maturity Date” for an additional period of one year. The Stated Maturity Date may be extended by one year by mutual agreement among the Administrative Agent, the Lenders, the Borrower and the Servicer, with a copy to the Collateral Custodian and the Bank (such extension, the “Initial Stated Maturity Extension”). Following such Initial Stated Maturity Extension, the Borrower may, at any time thereafter, make a request to the Administrative Agent to extend the date set forth in the definition of “Stated Maturity Date” (as revised by the Initial Stated Maturity Extension) for an additional period of one year (such extension, the “Second Stated Maturity Extension”). The Stated Maturity Date (as revised by the Initial Stated Maturity Extension) may be extended by one year upon the mutual agreement among the Administrative Agent, the Lenders, the Borrower and the Servicer (with a copy to the Collateral Custodian and the Bank). The effectiveness of either the Initial Stated Maturity Extension or the Second Stated Maturity Extension shall be conditioned upon the payment of a Stated Maturity Extension Fee (as defined in each Lender Fee Letter) to the Administrative Agent for the Administrative Agent’s own account, in immediately available funds. The Borrower confirms that any Lender or the Administrative Agent, each in its sole and absolute discretion, without regard to the value or performance of the Loan Assets or any other factor, may elect not to extend the Stated Maturity Date.

(b) The Borrower may make a request to the Administrative Agent to extend the date set forth in clause (a) of the definition of “Reinvestment Period” for an additional period of one year. Such date may be extended by one year by mutual agreement among the Administrative Agent, the Lenders, the Borrower and the Servicer (such extension, the “Initial Reinvestment Period Extension”). Following such Initial Reinvestment Period Extension, the Borrower may, at any time thereafter, make a request to the Administrative Agent to extend the date set forth in clause (a) of the definition of “Reinvestment Period” (as revised by the Initial Reinvestment Period Extension) for an additional period of one year. Such date may be extended by one year upon the mutual agreement among the Administrative Agent, the Lenders, the Borrower and the Servicer (such extension, the “Second Reinvestment Period Extension”). The effectiveness of either the Initial Reinvestment Period Extension or the Second Reinvestment Period Extension shall be conditioned upon the payment of a Reinvestment Period Extension Fee (as defined in each Lender Fee Letter) to the Administrative Agent for the Administrative Agent’s own account, in immediately available funds. The Borrower confirms that any Lender or the Administrative Agent, each in its sole and absolute discretion, without regard to the value or performance of the Loan Assets or any other factor, may elect not to extend the date set forth in clause (a) of the definition of “Reinvestment Period”.

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Default exists, or would result from such transfer (other than, with respect to any transfer of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Sections 2.06 or 2.07, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency); and

(g) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects, and there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the transfer of each Eligible Loan Asset to the Borrower pursuant to the terms of the Purchase and Sale Agreement to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of the ~~Tenth~~Twelfth Amendment Effective Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Payment Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a) Organization, Good Standing and Due Qualification. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (subject to Section 5.02(q)) and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral Portfolio requires such qualification. Without limiting the generality of the foregoing and for the avoidance of doubt, all consents or approvals required under the JPM Credit Documents in connection with the execution, delivery or performance by the Borrower of this Agreement and the other Transaction Documents, including, without limitation, for the transfer of the Collateral Portfolio to the Borrower and the pledge of a first priority perfected security interest in such Collateral Portfolio by the Borrower to the Collateral Agent have been obtained.

(b) Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the necessary power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c) Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of

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Laws with regard to any of the Underlying Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.

(ii) Anti-Corruption Laws; Sanctions.

(i) Neither the Borrower nor any director or officer, employee, or to the knowledge of the Borrower, any agent, Affiliate or representative of the Borrower is, or is directly owned or controlled (or, to the knowledge of the Borrower, indirectly owned or controlled) by any individual or entity that is, (i) currently the subject or target of any Sanctions, (ii) a country, territory, organization, Person or entity named on OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant Sanctions authority; (iii) a Person that resides, is organized in, or has a place of business in a country or territory named on such lists, that is a Designated Jurisdiction, which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iv) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (v) a Person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(ii) The Borrower has conducted its business in material compliance with (x) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation in other jurisdictions and (y) all laws of any applicable jurisdiction where the Borrower is located or doing business concerning or relating to anti-money laundering and anti-terrorism financing, including the USA PATRIOT Act, the Money Laundering Control Act of 1986 and other legislation, which legislative framework is commonly referred to as the “Bank Secrecy Act.”

(iii) As of the ~~Tenth~~Twelfth Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

(jj) Confirmation from Transferor. The Borrower has received in writing from the Transferor confirmation that the Transferor will not cause the Borrower to file a voluntary bankruptcy petition under the Bankruptcy Code.

(kk) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein, or in any certificate or other document furnished by the Borrower in writing pursuant hereto or in connection herewith, is as of its date true and correct in all material respects.

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(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(g) modify any provision of Section 2.04(a), (b), (c) or (d) that would have the effect of modifying the order of priority of payments without the written consent of each Lender, or modify any other provision of Section 2.04(a), (b), (c) or (d) without the written consent of SMBC (to the extent SMBC is a Lender) and each Lender that has at least the lesser of (i) $75,000,000 in Commitments and (ii) 10% of Aggregate Commitments, and in each case is directly and adversely affected by such modification;

(h) modify the definition of “Adjusted Borrowing Value,” “Applicable Percentage,” “Borrowing Base,” “Concentration Limits” or “Excess Concentration Amount,” or modify any defined term that comprises a component of any of the above definitions, in each case which would have the effect of materially increasing the Borrowing Base without the written consent of each Lender; provided that any modification to the definition of “Applicable Percentage” requires the consent of all Lenders;

(i) modify Schedule III hereto in a manner that would have the effect of materially increasing the Borrowing Base without the written consent of SMBC (to the extent SMBC is a Lender) and each Lender that has at least the lesser of (i) $75,000,000 in Commitments and (ii) 10% of Aggregate Commitments;

(j) except to the extent otherwise expressly permitted or contemplated by the provisions of this Agreement or the applicable Transaction Documents, modify any provisions of this Agreement in order to release all or substantially all of the Collateral Portfolio, without the written consent of SMBC (to the extent SMBC is a Lender) and each Lender that has at least the lesser of (i) $75,000,000 in Commitments and (ii) 10% of Aggregate Commitments;

(k) materially modify any obligations of the Borrower to furnish any report required by the provisions of Section 6.08 or to materially modify the contents of any such report, without the written consent of SMBC (to the extent SMBC is a Lender) and each Lender that has at least the lesser of (i) $75,000,000 in Commitments and (ii) 10% of Aggregate Commitments; or

(l) modify the definition of “Waterfall Coverage Ratio Test” without the written consent of SMBC (to the extent SMBC is a Lender) and each Lender that has at least the lesser of (i) $75,000,000 in Commitments and (ii) 10% of Aggregate Commitments;

and, provided, further, that (i) no amendment, waiver or consent shall amend, modify or waive any provision adversely affecting the rights, obligations or duties of the Collateral Custodian, the Collateral Agent or the Bank, in each case without the prior written consent of the Collateral Custodian, the Collateral Agent or the Bank, as applicable, (ii) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (iii) notwithstanding the foregoing, the Aggregate Commitments may be increased up to an amount equal to $~~1,000,000,000~~1,300,000,000 with only the consent of the Borrower, the

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